Exhibit 10.2

LEASE

La Jolla, Regents/Arriba

This Lease is entered into as of the 26th day of March, 2001, by and between La Jolla Investors, a Partnership and Larry Tucker, (“Landlord”), and 1st Pacific Bank of California, a California Corporation Trustee (“Tenant”).

WITNESSETH

1.         PREMISES.  The premises hereby leased to Tenant (the “Premises”) and hereby hired by Tenant, are situated in the City of San Diego, County of San Diego, State of California. The Premises are located in a shopping center (the “Shopping Center”) and are crosshatched on the site plan of the Shopping Center attached hereto as Exhibit “A” (the “Site Plan”). The Premises shall have a frontage of approximately fifteen and 1/3 (15.33) feet (said measurement being from center of partition to center of partition with respect to interior stores and from center of partition to outside wall with respect to end locations), and a depth of approximately sixty (60) feet (outside dimensions).

2.         USE.  The Premises are leased to Tenant and hired from Landlord solely for the following use: support office in connection with a retail banking operation. Tenant shall not use, or permit the Premises or any part thereof, to be used for any purpose other than the use for which the Premises are hereby leased.

3.         TERM.  The term of this Lease shall be for a period of one year five months commencing on August 1, 2001. Should the commencement date not be the first day of a calendar month, the term of this Lease shall be extended by the remaining days in said month. Tenant acknowledges that the Premises are presently occupied by another lessee and that Landlord will use its commercially reasonable efforts to deliver the Premises to Tenant by August 1, 2001.

4.         GUARANTEED MINIMUM MONTHLY RENTAL.

(a)       Guaranteed Minimum Monthly Rental.  Tenant’s obligation to pay Guaranteed Minimum Monthly Rental and Additional Rental, as hereinafter provided, shall commence on September 16, 2001. Tenant shall pay to Landlord, in advance on or before the first day of each calendar month, as Guaranteed Minimum Monthly Rental for the Premises the sum of One Thousand Nine Hundred ($1900) Dollars per month. Should Tenant’s obligation to pay not commence on the first day of a calendar month, Tenant shall pay Guaranteed Minimum Monthly Rental in advance for such fractional month prorated based upon the remaining days in said month. All amounts shall be paid in lawful money of the United States of America and shall be paid without deduction or offset, and without prior notice or demand at the address designated in Article 34.

5.         LATE CHARGE AND PROCESSING FEE.  If Tenant fails to pay the Guaranteed Minimum Monthly Rental within seven (7) days of its due date, or fails to make any other payment due to Landlord within ten (10) days of the due date, Tenant shall pay to Landlord, as Additional Rental, a Late Charge equal to five (5%) percent of the overdue amount. In the event Tenant makes payment by check for any payment due hereunder and such check is returned by Landlord’s or Tenant’s financial institution for any reason, the amount paid by said check shall be past due and subject to the Late Charge, plus Tenant shall pay to Landlord as Additional Rental a processing fee of Fifty and No/100ths ($50.00) Dollars. Should Tenant’s check be returned for any reason by Landlord’s or Tenant’s financial institution more than twice during any consecutive twelve (12) month period, Landlord may thereafter, by written notice to Tenant, require that all future payments to be made by Tenant be made by cashier’s check or money order.

7.         ADDITIONAL RENTAL AND IMPOUNDS.  As herein provided, in addition to the Guaranteed Minimum Monthly Rental, Tenant is obligated to pay to Landlord certain amounts as Additional Rental. Included as a part of Additional Rental are the following:

B.        Real estate taxes and assessments, rental taxes and business licenses and taxes, as set forth in Article 9.

C.        Common Area Expense, including a ten (10%) percent administrative fee, as set forth in Article 11.

D.        Utilities and trash collection, including a ten (10%) percent administrative fee as set forth in Article 12.

E.         Building maintenance and repair, including a ten (10%) percent administrative fee, as set forth in Article 13.

F.         Insurance costs, including a ten (10%) percent administrative fee as set forth in Article 14.

Rather than bill and collect the Additional Rental referred to in this Article in arrears, Landlord may estimate the amount of said Additional Rental for a period not more than one (1) year in advance, and collect and impound said amount in monthly installments. On or before March 1 of each year, Landlord shall provide to Tenant a reconciliation of Tenant’s account for the one (1) year period ending the preceding December 31. Said reconciliation shall set forth in reasonable detail the costs and expenses paid by Landlord, and shall include a computation as to Tenant’s pro rata share. In the event Tenant has overpaid its share of said costs and expenses, Landlord shall credit Tenant’s account for the amount of the overpayment, and in the event of an underpayment, Tenant shall pay to Landlord said underpayment within ten (10) days after receipt of said reconciliation.

8.         PROPERTY MANAGEMENT FEE.

9.         REAL ESTATE TAXES AND RENTAL TAX.  Tenant shall pay to Landlord as Additional Rental the annual real estate taxes and assessments levied upon the Premises and a pro rata share of the parking and common areas of the Shopping Center. In the event the Premises are not separately assessed, the real estate taxes and assessments with respect to the Premises shall be determined by the ratio that the floor area of the Premises, excluding mezzanine and basements, if any, bears to the total floor area, excluding mezzanines and basements, of the building or buildings which includes the Premises and for which a separate assessment is made. In the event such separate assessment does not reflect a pro rata share of the parking and common areas of the Shopping Center, an appropriate adjustment shall be made by Landlord in its reasonable discretion.

The real estate taxes and assessments for the year in which this Lease commences and ends shall be prorated. With respect to any assessment, payable in installments, only the installment payments payable during the term of this Lease shall be included in computing Tenant’s obligation.

The term “real estate taxes and assessments” as used herein shall be deemed to mean all taxes imposed upon the real property and improvements constituting the Premises or the Shopping Center, and all assessments levied against or which encumber the Premises or the Shopping Center during the term of the Lease, but shall not include personal income taxes, personal property taxes, inheritance taxes or franchise taxes levied against Landlord, but not directly against the Premises or the Shopping Center.

Tenant shall pay to Landlord as Additional Rental any and all taxes and impositions imposed in lieu of, or as a supplement to, real estate taxes and assessments, all excise, privilege and other taxes, other than net income and estate taxes, levied or assessed by any federal, state or local authority upon the rent and other amounts payable by Tenant to Landlord hereunder, and Tenant shall pay as Additional Rental a pro rata share of any business or license tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease, or from Landlord’s ownership of the Premises or the Shopping Center.

The Additional Rental provided for in this Article is due ten (10) days after Landlord’s mailing of a statement for the amount due. Landlord may estimate the amount due, or any portion thereof, and collect and impound the amount of Tenant’s estimated obligation as provided in Article 7.

10.       PERSONAL PROPERTY TAXES.  During the term of this Lease, Tenant shall pay prior to delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible Tenant shall cause said trade fixtures, furnishings, equipment and other personal property of Tenant to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord as Additional Rental Tenant’s share of such taxes within ten (10) days after mailing by Landlord of a statement setting forth the amount of such taxes applicable to Tenant’s personal property.

11.       PARKING AND COMMON AREAS.  The parking and common areas of the Shopping Center shall be available for the non-exclusive use of Tenant during the full term of this Lease, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of the parking and common areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking and common areas. This Lease shall be subordinate to any agreement of record existing as of the date of this Lease, or to any agreement subsequently recorded, which encumbers the real property of which the Premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to the parking and common areas, and in the event of conflict between the provisions of such agreement and this Lease, the provisions of said agreement shall prevail.

(a)       Landlord shall keep or cause to be kept the parking and common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall maintain, repair and/or replace the facilities thereof as necessary in Landlord’s reasonable discretion. All costs incurred in connection with the parking and common areas shall be charged to the tenants of the Shopping Center and prorated in the manner hereinafter set forth. The phrase “costs incurred in connection with the parking and common areas” as used herein shall be construed to include, but not be limited to, all sums expended by Landlord in connection with the parking and common areas for resurfacing, repaving, painting, restriping, cleaning, sweeping, janitorial services, planting, replanting, landscaping, electricity and other utilities, repair and replacement of lighting standards, pylon and monument signs, directional signs and other markers and bumpers, general maintenance and repairs, personnel to implement such services and to police the parking and common areas, required fees or charges levied pursuant to any governmental requirements, maintenance of common utility lines, public liability and property damage insurance on the parking and common areas, which shall be carried and maintained by Landlord and with limits as determined by Landlord from time to time, plus a fee equal to ten (10%) percent of all of said costs to Landlord for administration of the maintenance, repair and/or replacement of the parking and common areas as hereinabove described. Said expenses and administrative fee are herein referred to as “Common Area Expense.”

Landlord shall periodically mail to Tenant a statement, itemizing in reasonable detail, the total Common Area Expense, and Tenant shall pay to Landlord as Additional Rental, Tenant’s pro rata share of such cost within ten (10) days after the mailing of said statement. Tenant’s pro rata share shall be determined by the ratio that the number of square feet of gross floor area, excluding mezzanine and basement, in the Premises bears to the total number of square feet of gross floor area, excluding mezzanine and basement, of all buildings in the Shopping Center which have been completed as of the commencement of the billing period. In the event Tenant’s business by its nature results in additional debris in the parking and common areas (such as a fast food business) Landlord may allocate additional Common Area Expense to Tenant. Landlord may, at its option, estimate the Common Area Expense and collect and impound from Tenant, the amount of Tenant’s pro rata share as provided in Article 7. In the event Landlord does not own the entire Shopping Center, Tenant’s pro rata share of the costs shall be determined by the ratio that the number of square feet of gross floor area, excluding mezzanine and basement in the Premises, bears to the total number of square feet of gross floor area, excluding mezzanines and basements, of all buildings owned by Landlord in the Shopping Center multiplied by the Common Area Expense incurred by Landlord for the parking and common areas owned by Landlord.

(b)       Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants, and their agents, employees, customers, licensees and subtenants of the Shopping Center, to use the parking and common areas during the term of this Lease, and any extensions thereof, for ingress and egress and automobile parking and pedestrian movement; provided, however, Tenant and Tenant’s employees shall park their automobiles in those areas designated by Landlord for employee parking, or at Landlord’s written request shall park their automobiles outside of the Shopping Center, provided all other tenants within the Shopping Center are required to do the same.

12.       UTILITIES AND TRASH COLLECTION.  Tenant shall pay for all public services and utilities used by Tenant or any of its subtenants, licensees or concessionaires and shall pay all use, connection, or other fees required to be paid as a result of Tenant’s use of the Premises. If any utility is not separately metered, Tenant shall reimburse Landlord for Tenant’s pro rata cost of said service, plus a ten (10%) percent administrative fee, to be determined by the ratio that the gross floor area of the Premises, excluding mezzanine and basement, bears to the total gross floor area of the building or buildings, excluding mezzanine and basements for which service is provided. In the event Tenant utilizes an inordinate amount of a utility which is not separately metered, Tenant’s share will be appropriately adjusted. Landlord may estimate the cost of said service and administrative fee and collect and impound Tenant’s share of said cost as provided in Article 7.

Tenant shall, at its expense, arrange for the collection of its trash, unless Landlord elects to provide trash collection, in which event Tenant shall reimburse Landlord for its pro rata share of the cost of said collection plus a ten (10%) percent administrative fee. Said pro rata share to be determined by the ratio that the gross floor area of the Premises, excluding mezzanine and basement, bears to the total gross floor area of the building or buildings, excluding mezzanines and basements for which trash collection is provided. In the event Tenant generates an inordinate amount of trash, Tenant’s share shall be appropriately adjusted. Landlord may estimate the cost of said collection and administrative fee and collect and impound Tenant’s share of said cost as provided in Article 7.

13.       BUILDING MAINTENANCE AND REPAIR.  Tenant shall, except as hereinafter provided, at all times during the term hereof, and at Tenant’s sole cost and expense, keep, maintain and repair the Premises and each part thereof in good and sanitary order and condition including without limitation, the maintenance and repair of any interior walls, storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits from Tenant’s meter, and the heating, ventilating and air conditioning system, including the maintenance of a service contract with a reputable heating and air conditioning contractor approved by Landlord. Tenant shall repair any damage caused to any portion of the Premises as a result of any criminal act such as robbery, burglary or vandalism. Tenant shall also, at its sole cost and expense, make all alterations or improvements to the Premises necessitated as a result of the requirement of any governmental authority. Tenant hereby waives any right which it may have to make repairs at the expense of Landlord, and Tenant hereby waives all rights provided for by law to make such repairs. By entering into the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair, and Tenant agrees upon the expiration or earlier termination of this Lease to surrender the Premises, in the same condition as when received, (with the addition of leasehold improvements not required to be removed), reasonable use and wear thereof and damage by fire, act of God or by the elements excepted. Tenant shall periodically sweep and clean the sidewalks adjacent to the Premises, as needed.

Landlord shall, subject to Tenant’s reimbursement, as hereinafter provided, maintain in good repair the exterior walls (including painting as required) and roof of the Premises, and sidewalks adjacent thereto and shall maintain all common utility services including the common fire sprinkler system (if any). Tenant shall not, nor will it authorize any person to, go onto the roof of the building of which the Premises are a part, without the prior written consent of Landlord. Said consent will be given only upon Landlord’s satisfaction that any repairs necessitated as a result of Tenant’s action will be made by Tenant at Tenant’s expense, and will be made in such a manner so as not to invalidate any guarantee relating to said roof. In no event shall Tenant, without Landlord’s prior written consent, cut a hole in or otherwise penetrate the roof, floor or walls of the Premises for any purpose. Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalks unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. Tenant shall reimburse Landlord, as Additional Rental, for Tenant’s pro rata share of the cost of all repairs and maintenance incurred by Landlord in accordance with this Article, plus a ten (10%) percent administrative fee, said pro rata share to be determined by the ratio of the gross floor area, excluding mezzanines and basements, of the Premises bears to the total gross floor area, excluding mezzanines and basements, of the building of which the Premises are a part. Landlord may estimate the cost of said building maintenance and repair and administrative fee and collect and impound said amount as provided in Article 7.

14.       INSURANCE.  Landlord shall maintain fire and extended coverage insurance throughout the term of this Lease in an amount not in excess of the full replacement cost of the building in which the Premises are located, together with such other insurance as may be required by Landlord’s lender, ground lessor and/or by any governmental agency. At Landlord’s option, such insurance may include coverage for loss of rents and/or the peril of earthquake and flood. Tenant shall pay to Landlord, as Additional Rental, Tenant’s pro rata share of the cost of said insurance, plus a 10% administrative fee, to be determined by the ratio that the gross floor area of the Premises, excluding mezzanine and basement, bears to the total gross floor area of the building or buildings, excluding mezzanine and basement, for which such policy relates. Landlord may estimate the cost of said insurance and collect and impound Tenant’s share of said cost and administrative fee as provided in Article 7.

Tenant shall, for the mutual benefit of Landlord and other parties of interest designated by Landlord (“Prior Interest Holders”), and Tenant, maintain comprehensive - “all risk” liability insurance against claims for injury or death to persons or damage to property occurring in, upon or about the Premises and on any sidewalks directly adjacent to the Premises with a combined single limit of not less than One Million ($1,000,000.00) Dollars. All such policies of insurance shall be written by an insurance company approved by Landlord, and shall be issued in the name of Landlord, the Prior Interest Holders and Tenant for the mutual and joint benefit and protection of such parties, and such policies of insurance or copies thereof shall be delivered to Landlord.

Said policy shall contain an endorsement that the coverage afforded by the policy is for the benefit of the Landlord and shall be primary as respect to any liability or claims arising out of the occupancy of the Premises by the Tenant, or Tenant’s operations and any insurance carried by Landlord shall be excess and noncontributory, and shall contain a waiver by the Tenant’s insurers of any right to subrogation against Landlord, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives.

15.       AS-IS.  The Premises shall be delivered free of debris in their as is condition.

16.       COMPLIANCE WITH INSURANCE REQUIREMENTS.  No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance for the building in which the Premises are located (once said rate is established), or cause a cancellation of any insurance policy covering said building or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by standard form fire insurance policies. Tenant shall, at Tenant’s sole cost, comply with any and all requirements, pertaining to the use of the Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. In the event Tenant’s use of the Premises results in a rate increase for the building of which the Premises are a part, Tenant shall pay, as Additional Rental, a sum equal to the additional premium occasioned by said rate increase, within ten (10) days after Landlord’s demand.

Tenant, if involved in food preparation and sales as a cafe, restaurant, or similar use, and/or food takeout service, shall install, at its expense, such improvements as are unique to said business as may be required by any governmental authority, and shall install, at Tenant’s expense, fire protective systems in grill, deep fry and cooking areas, and such system when installed shall qualify for full fire protective credits allowed by the fire insurance rating and regulatory body in whose jurisdiction the Premises are located.

17.       INDEMNIFICATION OF LANDLORD.  Tenant shall indemnify, defend and hold Landlord and the Prior Interest Holders harmless from all claims, damages, costs (including attorneys’ fees and court costs), judgments, and liabilities resulting from Tenant’s use of the Premises and from all costs relating to such claims. Landlord shall not be responsible for the loss or damage to any persons or property resulting from theft, fire, explosion, flood, rain, roof or plumbing leaks, or any other cause, including without limitation, any acts or omissions of other tenants of the Shopping Center.

18.       COMPLIANCE WITH LAWS: WASTE AND NUISANCE.  Tenant shall comply with the requirements of all governmental authorities which now, or may hereafter have jurisdiction over the use of the Premises, and shall faithfully observe in said use all municipal ordinances and state and federal statutes now in force or which shall hereinafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in said use, shall be conclusive of that fact as between Landlord and Tenant.

Tenant shall not use, store or permit toxic waste or other toxic or hazardous substances or materials on the Premises during the term of this Lease, without the prior written consent of Landlord. The proposed use of such chemicals/substances shall be approved, if necessary, by the local fire department and the exterior of the Premises shall clearly set forth a label as to the chemicals/substances located within the Premises. In the event that any such wastes, substances or materials are hereinafter found on, under or about the Premises as a result of Tenant’s actions, except as expressly allowed by Landlord, Tenant shall take all necessary and appropriate actions and shall spend all necessary sums to cause the same to be cleaned up and immediately removed from the Premises, and Landlord shall in no event be liable or responsible for any costs or expenses incurred in so doing. Tenant shall at all times observe and satisfy the requirements of, and maintain the Premises in compliance with, all federal, state and local environmental protection, occupational, health and safety and similar laws, ordinances, restrictions, licenses and regulations.

Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center. No noise, vibrations or odors shall be emitted outside of the Premises as a result of any equipment installed or utilized by Tenant within the Premises or as a result of Tenant’s use of the Premises. Any cost of complying with this provision, such as the need for additional insulation or sound proofing, shall be paid by Tenant.

19.       FIXTURES AND ALTERATIONS.  Tenant shall not make, or suffer to be made, any alterations or additions to the Premises, or any part thereof, without the prior written consent of Landlord. Any additions to the Premises, including carpeting and wallcovering, but excluding fixtures and equipment, shall become at once a part of the realty and belong to Landlord, provided, however, if requested by Landlord, Tenant shall remove any additions to the Premises made by Tenant. Any property belonging to Tenant and left after the termination of this Lease shall, at the option of Landlord, be deemed abandoned. Landlord may remove and dispose of such abandoned property, without liability to Tenant, and Tenant shall promptly reimburse Landlord for any expense of removal and disposal, and for the repair of any damage caused by said removal. Any alteration of or improvement to the Premises shall be in conformance with the requirements of all governmental authorities.

Tenant agrees to fixturize the Premises, prior to opening for business, with new fixtures comparable to other stores of similar location and nature.

20.       FREE FROM LIENS.  Tenant shall keep the Premises and the Shopping Center free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant. In the event a mechanic’s or materialmen’s lien is filed against the Premises or the Shopping Center as a result of any work performed by or through Tenant, Tenant shall promptly remove such lien either through payment in full or through the recording of a release bond in the statutory amount. Failure by Tenant to remove the lien to the satisfaction of Landlord and Landlord’s title insurance company within five (5) days after written demand therefor from Landlord shall entitle Landlord to remove the lien as set forth in the preceding sentence, Tenant shall, within five (5) days after written demand therefor from Landlord, reimburse Landlord for all costs and expenses (including attorneys’ fees) incurred by Landlord in connection with the removal of the lien.

21.       DAMAGE AND DESTRUCTION OF THE PREMISES.  In the event (a) of partial or total destruction of the Premises or the building in which the Premises are located which requires repairs to either the Premises or said building, or (b) the Premises or the building in which the Premises are located are declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s acts, omissions, uses or occupation, which declaration requires repairs to either the Premises or said building, Landlord shall forthwith make said repairs, provided Tenant gives Landlord thirty (30) days prior written notice of the necessity therefor. However, if, (i) during the last four (4) years of the term of this Lease the building in which the Premises are located is damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five (25%) percent of its then replacement cost (excluding foundation[s]); or (ii) the building is so damaged at anytime by a casualty not insured against; or (iii) fifty (50%) percent, or more, of the total floor area of the buildings in the Shopping Center are damaged or destroyed by any casualty, at anytime, Landlord may within thirty (30) days following the date such damage occurs terminate this Lease by written notice to Tenant. During the period that Landlord is making said repairs, this Lease shall continue in full force and effect, and the Guaranteed Minimum Monthly Rental shall be proportionately reduced based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. If Landlord elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

In respect to any partial or total destruction (including any destruction necessary in order to make repairs required by any such declaration of any authorized public authority) which Landlord is obligated to repair or may elect to repair, Tenant waives any statutory right Tenant may have otherwise had to cancel this Lease as a result of such destruction.

22.       ASSIGNMENT AND SUBLETTING.  Tenant shall not assign this Lease, or any interest therein (including, but not limited to encumbering this Lease), and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent may be withheld if in Landlord’s sole opinion and discretion, the proposed subtenant or assignee does not have the necessary experience or financial resources to successfully operate the business, or if there is any proposed change in the use for which the Premises have been leased. Landlord may condition its consent on the requirement that any rent to be received from the proposed assignee or subtenant in excess of the rent herein provided for will be paid to Landlord. In the event of a sublease of a portion of the Premises, the rent payable hereunder shall be prorated to the area sublet. In the event Tenant desires to assign this Lease or to sublet the demised premises or any portion thereof, Tenant shall submit to Landlord a request for permission to assign or sublease, setting forth the proposed effective date; the name, address and telephone number of the proposed subtenant or assignee; the nature of the proposed subtenant’s or assignee’s business to be conducted in the demised premises; a current financial statement of the proposed subtenant or assignee; and such other information as Landlord may reasonably request. Each request by Tenant for permission to assign or sublease shall be accompanied by a One Hundred Fifty ($150.00) Dollar payment to Landlord as compensation for the cost of processing such request. Landlord’s approval shall be evidenced only by its written approval and in the case of an assignment of this Lease, the assignment shall be binding on Landlord only if executed on Landlord’s form.

No assignment or subletting shall relieve Tenant from its liability hereunder and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Each assignee or transferee shall assume all of Tenant’s obligations under this Lease and shall be jointly and severably liable for the payment of the rent, and for the performance of all of the terms and conditions of this Lease. Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed a consent to any subsequent assignment, subletting, occupation or use by another person.

23.       DEFAULT.  If Tenant fails to make any payment required by the provisions of this Lease, when due, or fails within thirty (30) days after written notice thereof to correct any breach or default of the other covenants, terms or conditions of this Lease, or if Tenant abandons the Premises before the end of the term, Landlord shall have the right at any time thereafter to elect to terminate this Lease and Tenant’s right to possession hereunder. Upon such termination, Landlord shall have the right to recover against Tenant:

(a)       The worth at the time of award of the unpaid rent which had been earned at the time of termination;

(b)       The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

(c)       The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

(d)       Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) above shall be computed by allowing interest at Union Bank’s prime rate in effect from time to time (i.e. floating), but not more than the maximum rate allowed by law. The worth at the time of award of the amount referred to in subparagraph (c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one (1%) percent.

Such efforts as Landlord may make to mitigate the damages caused by Tenant’s breach of this Lease shall not constitute a waiver of Landlord’s right to recover damages against Tenant hereunder, nor shall anything herein contained affect Landlord’s right to indemnification against Tenant for any liability arising prior to the termination of this Lease for personal injuries, wrongful death and/or property damage, and Tenant shall indemnify and hold Landlord harmless from any such injuries and damages, including all attorney’s fees and costs incurred by Landlord in defending any action brought against Landlord for any recovery thereof, and in enforcing the terms and provisions of this indemnification against Tenant.

Notwithstanding any of the foregoing, the breach of this Lease by Tenant or an abandonment of the Premises by Tenant, shall not constitute a termination of this Lease, or of Tenant’s right of possession hereunder, unless and until Landlord elects to do so, and until such time Landlord shall have the right to enforce all of its rights and remedies under this Lease, and otherwise at law, including the right to recover Guaranteed Minimum Monthly Rental, Additional Rental, and all other payments to be made by Tenant hereunder, as they become due; provided, however, that until such time as Landlord elects to terminate this Lease, and Tenant’s right of possession hereunder, Tenant shall have the right to sublet the Premises, or assign its interest in this Lease, or both, subject only to the written consent of Landlord, which consent shall not be unreasonably withheld.

As security for the performance by Tenant of all of its duties and obligations hereunder, Tenant does hereby assign to Landlord the right, power and authority, during the continuance of this Lease, to collect the rents, issues and profits of the Premises, reserving unto Tenant the right, prior to any breach or default by it hereunder, to collect and retain said rents, issues and profits as they become due and payable. Upon any such breach or default, Landlord shall have the right at any time thereafter, without notice except as provided for above, either in person, by agent or by a receiver to be appointed by a court, to enter and take possession of the Premises and collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Landlord may determine. The parties agree that acts of maintenance or preservation or efforts to re-lease the Premises, or the appointment of a receiver to protect the interests of Landlord shall not constitute a termination of this Lease or a termination of Tenant’s right of possession, unless accompanied by a written notice from Landlord to Tenant of Landlord’s election to so terminate.

Tenant acknowledges that Landlord has executed this Lease in reliance on the financial information furnished by Tenant to Landlord as to Tenant’s financial condition. In the event that it is determined at any time subsequent to the date of this Lease that any of the financial information furnished by Tenant is materially untrue or inaccurate, Tenant shall be deemed to be in default of this Lease, which default shall not be subject to cure, and which shall entitle Landlord to exercise all remedies reserved to Landlord under this Lease or otherwise available to Landlord at law.

In the event of a monetary default of any payment due under this Lease, Landlord may in Landlord’s notice to Tenant of such default require that Tenant’s payment to cure the default be in cash, money order, cashier’s check, or certified check. Landlord and Tenant agree that should Landlord so elect to require payment by cash, cashier’s check, money order, or certified check, a tender of payment which is not in the form requested by Landlord shall be deemed a failure to cure the default.

24.       SIGNS.  Tenant shall not place or permit to be placed any sign upon the exterior, or in the windows (or within two [2] feet thereof), of the Premises without Landlord’s prior written consent. Landlord’s approved sign criteria drawings are attached hereto as an Exhibit, or if not available as of the execution of this Lease, shall be provided to Tenant by Landlord prior to the commencement of the term hereof. Tenant shall, at its sole cost and expense, prepare sign construction drawings in accordance with said criteria drawings, which shall be submitted to Landlord for Landlord’s written approval. Tenant shall install a sign in accordance with the approved sign construction drawings within thirty (30) days after the commencement of the term of this Lease, and shall thereafter maintain said sign in good condition and repair.

25.       SPECIAL SALES.  Tenant shall not, without Landlord’s prior written consent, display or sell merchandise outside the Premises and permanent doorways of the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding. Tenant shall not conduct a going out of business sale without Landlord’s prior written consent.

26.       ENTRY AND INSPECTION.  Tenant shall permit Landlord, the Prior Interest Holders and their agents to enter the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are located, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs of Tenant, or for the purpose of placing “For Sale” signs upon the property in which the Premises are located. Landlord and the Prior Interest Holders shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Premises, “For Lease” signs. Landlord or its agents may, during normal business hours, enter the Premises and exhibit same to prospective tenants and purchasers.

27.       INSOLVENCY OF TENANT.  In the event all or substantially all of Tenant’s assets are placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship shall continue for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, then this Lease or any interest in and to the Premises which Tenant may have shall not become an asset in any of such proceedings and, in any of such events and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, Landlord shall have the option to declare the term hereof ended, to re-enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim therein or hereunder.

28.       SURRENDER OF LEASE.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies (even though Landlord may have consented to same), or may, at the option of Landlord, operate as an assignment to it of any or all of such subleases or subtenancies.

29.       SALE OF PREMISES BY LANDLORD AND LANDLORD’S LIMITED LIABILITY.  In the event of a sale by Landlord of the Premises, Landlord shall be released of all liability under this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, shall be deemed without any further agreement between the parties or their successors in interest to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

The liability of Landlord under this Lease shall be limited to Landlord’s estate in the Premises. Tenant agrees to look solely to Landlord’s interest in the Premises for the satisfaction of any liability, duty or obligation of Landlord with respect to this Lease, or the relationship of Landlord and Tenant hereunder, and no other assets of Landlord shall be subject to any liability therefor.

30.       CONDUCT OF BUSINESS.  Except as otherwise herein provided, Tenant shall continuously and uninterruptedly keep the Premises open for business during the usual business hours as is customary for businesses of like character in the community in which the Premises are located. Provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued on account of strikes, lockouts, or similar causes beyond the reasonable control of Tenant (financial inability excepted), or closed for not more than three (3) days out of respect for the memory of any deceased officer or employee of Tenant, or the relative of any such officer or employee. In the event Tenant fails to continuously and uninterruptedly conduct its business, Landlord shall have, in addition to any other remedy herein provided, the right at its option to increase the Guaranteed Minimum Monthly Rental by fifty (50%) percent for each and every day that the Tenant shall fail to conduct its business. Tenant shall at all times conduct its business in a dignified, non-offensive manner. The Premises shall be adequately stocked with merchandise and shall be maintained in a neat, clean and orderly condition.

31.       ATTORNEY’S FEES.  If Landlord is involuntary made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, Tenant shall hold Landlord harmless from all costs, liabilities, damages and expenses by reason thereof, including attorneys’ fees and costs. If Landlord incurs any costs, including attorneys’ fees, in connection with any bankruptcy proceeding of Tenant, Tenant shall reimburse Landlord for the amount of said costs.

If either Landlord or Tenant shall commence any legal proceedings against the other with respect to any of the terms and conditions of this Lease, the non-prevailing party therein shall pay to the other all expenses of said litigation, including attorneys’ fees and costs as may be fixed by the court having jurisdiction over the matter. The parties hereto agree that the State of California is the proper jurisdiction for litigation of any matters relating to this Lease, with venue in Orange County, and service mailed to the address of Tenant set forth herein shall be adequate service for such litigation.

32.       SECURITY DEPOSIT.  Tenant has deposited with Landlord the sum of None ($                                    ) Dollars, receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by Tenant of each of the terms, covenants and conditions of this Lease. If Tenant shall fail to pay the Guaranteed Minimum Monthly Rental or Additional Rental herein reserved promptly when due, said deposit, at the option of Landlord may be applied to any such rent due and unpaid, and if Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to the extent of the amount of damages suffered by Landlord as a result of Tenant’s default.

Nothing herein shall in any way diminish or be construed as waiving any of Landlord’s other remedies as provided herein, or by law or in equity. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of sums due and payable to Landlord by Tenant under this Lease, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount to restore said security deposit to its original amount, and Tenant’s failure to do so within ten (10) days after receipt of such demand, shall constitute a monetary default. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay the Guaranteed Minimum Monthly Rental and Additional Rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease. In the event the Premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, this Lease shall be automatically amended to delete any reference to this Article 32, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party holding said deposit immediately before any such sale.

33.       HOLDING OVER.  Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, cancellable upon thirty (30) days written notice, upon each of the terms and conditions as existed immediately prior to the expiration of the term, except the Guaranteed Minimum Monthly Rental shall be increased by twenty-five (25%) percent.

34.       NOTICES AND CONSENTS.  Any notices and consents to be given in connection with this Lease shall be in writing and personally delivered, or forwarded by certified mail return receipt requested, addressed as follows:

If to Landlord:	P.O. Box 7974
Newport Beach, CA 92658
(949) 251-2045

If to Tenant:	The Premises

Either party may change such address by written notice by certified mail to the other.

35.       SUCCESSORS IN INTEREST.  The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of each party hereto; and if there is more than one person or entity who is the tenant hereunder, all of such parties shall be jointly and severally liable hereunder.

36.       TENANT’S PERFORMANCE.  Without affecting any other right or remedy of Landlord hereunder, in the event Tenant shall fail within any time limits which may be provided herein to complete any work or perform any other requirements to be performed by Tenant prior to the commencement of the term hereof, or in the event Tenant shall cause a delay in the completion of any work to be performed by Landlord, Landlord may send Tenant written notice of said default and if said default is not corrected within ten (10) days thereafter, Landlord may, by written notice prior to Tenant’s curing of said default, terminate this Lease. Landlord shall be entitled to retain as liquidated damages all deposits made hereunder and such improvements as Tenant may have annexed to the Premises which cannot be removed without damage thereto.

37.       SUBORDINATION, ATTORNMENT AND ESTOPPEL.  This Lease, at Landlord’s option, shall be subordinate to the lien of any deed of trust or mortgage subsequently placed upon the real property of which the Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof: provided, however, that as to the lien of any such deed of trust or mortgage, Tenant’s right to quiet possession of the Premises shall not be disturbed as a result of such subordination. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Upon the request of Landlord or any mortgagee or beneficiary holding a secured interest in the Shopping Center, Tenant shall execute and return to Landlord, within ten (10) days after demand therefor, a subordination agreement in recordable form subordinating this Lease to existing or future secured interests.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the Purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

If upon any sale, assignment, or hypothecation of the Shopping Center, the Premises or the land thereunder by Landlord, or at any other time, an estoppel certificate and/or financial statement shall be requested of Tenant, Tenant shall, within ten (10) days thereafter, deliver such financial statement, and such estoppel certificate (in recordable form) addressed to any such proposed mortgagee or purchaser or to Landlord, certifying the requested information, including among other things the dates of commencement and termination of this Lease, the amount of the security deposit, if any, and that this Lease is in full force and effect (if such be the case) and that there are no differences, offsets or defaults of Landlord, or noting such differences, offsets or defaults as actually exist. Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estoppel certificate and financial statement. Tenant shall in the same manner acknowledge and execute any assignment of rights to receive rents as required by any mortgagee of Landlord.

Should Tenant fail to provide such estoppel certificate, financial statement, subordination agreement, or assignment of rights within ten (10) days of Landlord’s written request therefor, then it is agreed between the parties hereto that Landlord may suffer substantial damage as a result of Tenant’s failure and therefore Tenant shall pay to Landlord daily Additional Rental, in addition to all other rental due under this Lease, in an amount equal to one-thirtieth (l/30th) of the Guaranteed Minimum Monthly Rental for each day commencing on the eleventh (11th) day after the request for such estoppel certificate, financial statement or assignment of rights until the same is provided to Landlord, its mortgagee or purchaser.

38.       REVISION OF SITE PLAN.  Tenant acknowledges that the Site Plan may be preliminary and that prior to the commencement of the term hereof, Landlord may revise the Site Plan and change the location of the Premises; provided, however, relocation of the Premises shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld. In the event Tenant does not approve said relocation, Tenant may cancel this Lease within ten (10) days after written notice is given by Landlord of the relocation, in which event any security deposit or prepaid rent paid by Tenant shall be refunded to Tenant, and neither party shall thereafter have any further obligation to each other pursuant to this Lease. It is further understood that after the commencement of the term hereof, Landlord may modify the site plan without Tenant’s consent, so long as such modification does not unreasonably affect the use of Tenant’s demised premises.

39.       CONDEMNATION.  In the event of a condemnation, or a transfer in lieu thereof, in which twenty (20%) percent or more of the Premises is taken, or in the event as a result of such taking or transfer in lieu thereof, adequate parking is no longer provided, either Landlord or Tenant may, upon written notice given within thirty (30) days after such taking or transfer in lieu thereof, terminate this Lease. Landlord shall receive the entire award in such condemnation proceeding. In the event less than twenty (20%) percent of the Premises is taken, Landlord shall restore the remaining Premises for use by Tenant to the extent Landlord receives condemnation proceeds, and this Lease shall remain in full force. Tenant shall not be entitled to share in any portion of the award, and Tenant hereby expressly waives any right or claim to any part thereof, Tenant shall, however, have the right to claim and recover only from the condemning authority (but not from Landlord), any amounts necessary to reimburse Tenant for the cost of removing stock, movable equipment and trade fixtures. In the event of a lesser taking or transfer in lieu thereof, the terms and conditions of this Lease shall be unchanged.

40.       RULES AND REGULATIONS.  Except in connection with the operation of a pet store or veterinary office, no animals, birds, or pets shall be kept in or about the premises. No video, electronic game machines, or vending machines shall be installed, maintained, or operated within the Premises without the written consent of the Landlord. Landlord may from time to time adopt reasonable non-discriminating rules and regulations with respect to the Shopping Center and operation of the parking and common areas.

41.       INTEREST ON PAST DUE OBLIGATIONS.  Any amount due from Tenant to Landlord hereunder which is not paid when due (including, without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant’s failure to so perform) shall bear interest at the highest rate then allowed under the usury laws of the State of California, from the date due until paid, unless otherwise specifically provided herein.

42.       FORCE MAJEURE.  If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing herein shall excuse Tenant from the prompt payment of any rental or other amount which Tenant is required to pay Landlord hereunder, except as may be expressly provided elsewhere in this Lease.

43.       PARTIAL INVALIDITY.  If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Lease shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

44.       MARGINAL CAPTIONS.  The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

45.       TIME.  Time is of the essence of this Lease.

46.       OFFER TO LEASE, NO OPTION.  THE SUBMISSION OF THIS LEASE TO TENANT IS FOR EXAMINATION PURPOSES ONLY AND DOES NOT CONSTITUTE A RESERVATION OF, OR OPTION FOR TENANT TO LEASE, OR OTHERWISE CREATE ANY INTEREST OF TENANT IN THE PREMISES OR THE SHOPPING CENTER. EXECUTION OF THIS LEASE BY TENANT AND ITS RETURN TO LANDLORD SHALL CONSTITUTE AN OFFER TO LEASE WHICH LANDLORD SHALL HAVE NO OBLIGATION TO ACCEPT. LANDLORD’S ACCEPTANCE SHALL ONLY BE EVIDENCED BY LANDLORD’S EXECUTION OF THIS LEASE AND DELIVERY TO TENANT.

47.       NO ORAL AGREEMENTS.  THIS LEASE COVERS IN FULL EACH AND EVERY AGREEMENT OF EVERY KIND OR NATURE WHATSOEVER BETWEEN THE PARTIES HERETO CONCERNING THIS LEASE, AND ALL PRELIMINARY NEGOTIATIONS AND AGREEMENTS OF WHATSOEVER KIND OR NATURE (INCLUDING DISCUSSIONS WITH BROKERS, AGENTS, ATTORNEYS AND/OR EMPLOYEE OF LANDLORD) ARE MERGED HEREIN, AND THERE ARE NO ORAL AGREEMENTS OR IMPLIED COVENANTS. TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS NOT REPRESENTED THAT TENANT WILL HAVE THE EXCLUSIVE RIGHT TO OPERATE ANY PARTICULAR TYPE OF BUSINESS WITHIN THE SHOPPING CENTER OR THAT ANY SPECIFIC TENANT OR NUMBER OF TENANTS WILL OCCUPY SPACE WITHIN THE SHOPPING CENTER AT ANYTIME DURING THE TERM OF THIS LEASE.

IN WITNESS WHEREOF, the parties have duly executed this Lease on the date first above written.

LANDLORD:		La Jolla Investors,
A California General, Partnership

	By:	/s/ Steven Grant
Steven Grant, Trustee
General Partner

/s/ Larry Tucker
Larry Tucker as Trustee of Larry Tucker
Separate Property Trust dated September 17, 1987

TENANT:		1st Pacific Bank of California,
a California Corporation

	By:	/s/ Robert B. Hildt
Robert B. Hildt,
President

If Tenant is a corporation, the authorised officers must sign on behalf of the corporation and Indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be concurrently delivered to Landlord.

50'-0"
15'-4"
15'-0"
60'-0"
SPACE 503
3000 S.F.
SPACE 502
920 S.F.
SPACE 501
1080 S.F.
NORTH
0 5 10 20

COLONY PLAZA SHOPPING CENTER
SHOPS BUILDING 5
LEASING PLAN

TOTAL LEASABLE AREA: 5,000 S.F.

COLONY PLAZA
REGENTS RD. & ARRIBA ST.
SAN DIEGO, CA.

LA JOLLA INVESTORS
1 CORPORATE PLAZA
NEWPORT BEACH, CA 92660

Dream Associates
3633 Camino Del Rio ... Suite 101
San Diego, California 92...
(619)283-55...

ISSUE
APPROVAL

EXHIBIT A